Exhibit 11
                                MOBILE MINI, INC.
                 STATEMENT RE: COMPUTATION OF EARNING PER SHARE

                                                    Three Months Ended June 30,      Six Months Ended June 30,
                                                       1998            1997            1998            1997
                                                    ----------      ----------      ----------      ----------
BASIC:
Common shares outstanding, beginning of period       6,799,524       6,739,324       6,799,524       6,739,324
Effect of weighting shares:
  Weighted common shares issued                      1,063,400                         820,365
  Common stock to be issued                             85,468                          76,024
                                                    ----------      ----------      ----------      ----------

Weighted average number of common shares
  outstanding                                        7,948,392       6,739,324       7,695,913       6,739,324
                                                    ==========      ==========      ==========      ==========

Net income available for common stock               $  946,094      $  520,756      $1,479,271      $  722,519
                                                    ==========      ==========      ==========      ==========

Earnings per share                                  $     0.12      $     0.08      $     0.19      $     0.11
                                                    ==========      ==========      ==========      ==========

DILUTED:
Common shares outstanding, beginning of period       6,799,524       6,739,324       6,799,524       6,739,324
Effect of weighting shares:
  Weighted common shares issued                      1,063,400                         820,365
  Employee stock options                               339,707          12,598         296,353           2,422
  Convertible warrants                                 100,681                         230,051
  IPO stock purchase options                            87,863                          70,669
  Common stock to be issued                             85,468                          76,024
                                                    ----------      ----------      ----------      ----------

Weighted average number of common and common
  equivalent shares outstanding                      8,476,643       6,751,922       8,292,986       6,741,746
                                                    ==========      ==========      ==========      ==========

Net income available for common stock               $  946,094      $  520,756      $1,479,271      $  722,519
                                                    ==========      ==========      ==========      ==========

Earnings per share                                  $     0.11      $     0.08      $     0.18      $     0.11
                                                    ==========      ==========      ==========      ==========

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